UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report:

January 3, 2006

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13783	76-0542208

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1800 West Loop South, Suite 500
Houston, Texas	77027

(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (713) 860-1500

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 Entry into a Material Definitive Agreement.

Amendment to Loan and Security Agreement

On January 3, 2006, Integrated Electrical Services, Inc. (the “Company”) and certain of its subsidiaries entered into an amendment, effective as of December 30, 2005, to the Company’s $80 million revolving credit facility with Bank of America, N.A. The amendment eliminates the Fixed Charge Coverage Ratio test for the period ending November 30, 2005 and provides that the test for the period ending December 31, 2005 will not be made until the Company’s delivery on or before January 16, 2006 of financial statements covering such period. In the event that such financial statements are not delivered by such date, the Company will be deemed to have failed to maintain the minimum Fixed Charge Coverage Ratio for the period ending December 31, 2005. The amendment further provides a limited waiver of any Event of Default that would otherwise exist with respect to the audited annual financial statements for the period ending September 30, 2005. Capitalized terms used but not defined herein have the meaning set forth in the Loan and Security Agreement, dated as of August 1, 2005, and filed as exhibit 10.1 to the Form 8-K dated August 4, 2005.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits.

(c)	Exhibit.
Exhibit Number	Description
10.1*

Third Amendment to Loan and Security Agreement, dated as of December 30, 2005, by and among Bank of America, N.A., Integrated Financial Services, Inc. and the Subsidiaries listed on Annex I and Annex II.

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.
By:	/s/ Curt L. Warnock
Curt L. Warnock
Senior Vice President and General Counsel

Date: January 6, 2006

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EXHIBIT INDEX

Exhibit Number	Description
10.1*

Third Amendment to Loan and Security Agreement, dated as of December 30, 2005, by and among Bank of America, N.A., Integrated Financial Services, Inc. and the Subsidiaries listed on Annex I and Annex II.

* Filed herewith

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